EXHIBIT 10.3

Acknowledgement

[  ], 2025

WHEREAS Paranovus Entertainment Technology Limited (the “Borrower”) and         (the “Lender”) would like to extend the maturity of certain promissory notes, issued on [  ], respectively, to [  ] (each, the “Note”, collectively, the “Notes”), which have original maturity dates on the twelve months after the date on which the purchase price of each Note was delivered by the Lender to the Borrower”, being [  ] respectively;

WHEREAS the Borrower and the Lender agree to amend the maturity date of the each Note to be March 31, 2026; and

WHEREAS, the Borrower and the Lender agree that all the other terms of the Notes will remain unchanged.

NOW, THEREFORE, the Borrower and the Lender have caused this agreement to be duly executed by their respective authorized signatories as of the date above and, pursuant to Section 7 of the Notes, amend and restate each Note to extend the maturity date of each Note to March 31, 2026 as set forth in Exhibit A attached hereto.

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Borrower:	Paranovus Entertainment Technology Limited

By:	Guo Ling

Title:	Chief Financial Officer

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Lender: